Exhibit 23.3


                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Homestead Village Incorporated 1999 Long-Term Incentive Plan of our report dated February 24, 1997, with respect to the statements of operations, shareholders' equity and cash flows of Homestead Village Incorporated for the year ended December 31, 1996 included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP

Dallas, Texas
December 3, 1999